UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

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REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

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Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2013, the Compensation Committee of the Board of Directors of ReachLocal, Inc., established an annual base salary of $400,000 for David Scott Carlick, ReachLocal’s Chairman of the Board and Interim Chief Executive Officer, so long as Mr. Carlick serves as Interim Chief Executive Officer. Such salary is effective as of the date Mr. Carlick was appointed as Interim Chief Executive Officer, August 30, 2013. While serving as Interim Chief Executive Officer, Mr. Carlick will not be eligible to participate in ReachLocal’s non-employee director compensation program in respect of his service as Chairman of the Board.

In addition, the Compensation Committee approved a grant of 50,000 shares of restricted stock to Mr. Carlick effective as of November 7, 2013. The restrictions will lapse on the first anniversary of the grant date, subject to Mr. Carlick’s continued service to ReachLocal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2013	REACHLOCAL, INC.

	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer